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                                                                    EXHIBIT 32.1

                   CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350

Pursuant to 18 U.S.C. ss.1350, the undersigned certifies that this annual report on Form 10-K for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of RSA Security Inc. and its wholly owned subsidiaries.

                                             /s/ ARTHUR W. COVIELLO, JR.
                                       -----------------------------------------
                                               ARTHUR W. COVIELLO, JR.
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                          AND ACTING CHIEF FINANCIAL OFFICER
Dated: March 13, 2006